                                                                   EXHIBIT 10.45


                           2000 EQUITY INCENTIVE PLAN

         1. PURPOSE. The purpose of this 2000 Equity Incentive Plan (the "Plan") is to further the success of SPSS Inc., a Delaware corporation (hereinafter called the "Company"), by attracting and retaining directors, officers, and other key executives, employees and independent contractors of the Company and its subsidiaries and to provide to such persons incentives and rewards relating to the Company's business plans.

         2. DEFINITIONS. As used in this Plan in addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

            (a) "Appreciation Right" means a right granted pursuant to Section
5.

            (b) "Board" means the Board of Directors of the Company or, pursuant to any delegation by the Board to the Compensation Committee pursuant to Section 11, the Compensation Committee.

            (c) "Change in Control" shall have the meaning set forth by the Board.

            (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (e) "Common Shares" means shares of Common Stock of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 8.

            (f) "Compensation Committee" means a committee appointed by the Board consisting solely of two or more Non-Employee Directors, each of whom will be a disinterested person within the meaning of Rule 16b-3.

            (g) "Date of Grant" means the date determined in accordance with the Board's authorization on which a grant of Option Rights or Appreciation Rights, or a grant of Restricted Shares, becomes effective.

            (h) "Form of Appreciation Right Grant" means the form adopted by the Board for the granting of Appreciation Rights pursuant to Section 5 hereof, which form may be amended by the Board from time to time.

            (i) "Form of Option Right Grant" means the form adopted by the Board for the granting of Option Rights pursuant to Section 4 hereof, which form may be amended by the Board from time to time.

            (j) "Form of Restricted Share Grant" means the form adopted by the Board for the transfer or issuance of Restricted Shares pursuant to Section 6 hereof, which form may be amended by the Board from time to time.

            (k) "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

            (l) "Market Value per Share", as applied to any date, means the price per share of the Common Shares in an amount equal to the closing price of the last sale of the Common Shares as reported by the Nasdaq National Market or the principal securities exchange or automated quotation system on which Common Shares were sold on the date when the Market Value per Share is to be determined or, if the date is a date on which the Common Shares did not trade, the closing price on the immediately preceding day on which the stock traded.

            (m) "Non-Employee Director" means a Director of the Company who is not a full-time employee of the Company or any Subsidiary.

            (n) "Nonqualified Stock Option" means Option Rights other than Incentive Stock Options.

            (o) "Optionee" means the optionee named in an agreement with the Company evidencing an outstanding Option Right.

            (p) "Option Price" means the purchase price payable on exercise of an Option Right.

            (q) "Option Right" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

            (r) "Participant" means a person who is approved by the Board to receive benefits under this Plan and who is at the time an officer, executive, director or other employee or independent contractor of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities.

            (s) "Restricted Shares" means Common Shares issued pursuant to
Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 6 has expired.

            (t) "Rule 16b-3" means rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor rule substantially to the same effect), as in effect from time to time.

            (u) "Spread" means the excess of the Market Value per Share of the Common Shares on the date when the Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the related Option Right.

            (v) "Subsidiary" means any corporation with respect to which the Company directly or indirectly owns stock possessing 50% or more of the voting power as described in Section 424(f) of the Code.

         3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 8, the number of Common Shares that may be issued or transferred under this Plan upon the exercise of Option Rights or Appreciation Rights or as Restricted Shares and released from substantial risks of forfeiture thereof, may not exceed a maximum of 500,000. Common Shares issued under this Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

         4. OPTION RIGHTS. The Board may from time to time authorize the grant to Participants of options to purchase Common Shares upon such terms and conditions as it may determine in accordance with the following provisions:

            (a) Each grant will specify the number of Common Shares to which it pertains and the term during which the rights granted thereunder will exist.

            (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

            (c) Each grant will specify whether the Option Price is payable (i) in cash, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionees (or other consideration authorized pursuant to Section 4(d)) having an actual or constructive value as of the time of exercise as determined by the Board or in accordance with the applicable agreement referred to in Section 4(i), equal to the total Option Price, (iii) by having the Company reduce the number of Common Shares distributed to the Optionee by a number of Common Shares with a Market Value per Share, as of the date of exercise, equal to the Option Price of the Common Shares, (iv) by deferred payment of the full purchase price of the Common Shares from the proceeds of a sale, through a bank or broker, on the exercise date of some or all of the Common Shares underlying the Option Right to which such exercise relates, or (v) by a combination of such methods of payment. In connection with a constructive transfer pursuant to Section 4(c)(ii) hereof, a Participant may provide an attestation letter in form acceptable to the Company requesting that the Company issue and transfer to the Participant, in full satisfaction of such exercise, Common Shares having a value net of the exercise price and any applicable withholding taxes.

            (d) The Board may determine, at or after the Date of Grant, that payment of the Option Price of any option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, or other Option Rights (based on the Spread on the date of exercise). Unless otherwise determined by the Board at or after the Date or Grant whenever any Option is exercised in whole or in part by means of any of the forms of consideration specified in this paragraph, the Common Shares received upon the exercise of the Option Rights will be subject to such risk of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent of (i) the number of shares surrendered in payment of the Option Price or (ii) the Spread of any unexercisable portion of Option Rights surrendered in payment of the Option Price.

            (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the exercise date of some or all of the shares to which such exercise relates.

            (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

            (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other event.

            (h) Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. An Incentive Stock Option may be granted only to a Participant who, at the time the Incentive Stock Option is granted, is approved by the Board to receive an Incentive Stock Option and, at the time, is an employee of the Company or of one or more of its Subsidiaries. An Incentive Stock Option may be granted only as permitted by the Code.

            (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to the Optionee and containing such terms and provisions as the Board may approve, except that in no event will any such agreement include any provision prohibited by the express terms of this Plan. The agreement shall be consistent with the Form of Option Right Grant adopted by the Board for the purpose of granting Option Rights.

         5. APPRECIATION RIGHTS. The Board may also authorize the grant to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right or in accordance with the applicable agreement referred to in Section 5(f), to receive from the Company an amount, as determined by the Board, which will be expressed as a percentage of the Spread at the time of exercise. Each such grant will be in accordance with the following provisions.

            (a) Any grant may provide that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof and may either grant to the Optionee or retain in the Board the right to elect among those alternatives.

            (b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board as of the Date of Grant.

            (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods and will provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

            (d) Any grant may specify that such Appreciation Right may be exercised only in the event of a Change in Control or other event.

            (e) Any grant may provide that, in the event of a Change in Control, then any such Appreciation Right will automatically be deemed to have been exercised by the Optionee, the related Option Right will be deemed to have been surrendered by the Optionee and will be cancelled, and the Company forthwith upon the consummation thereof will pay to the Optionee in cash an amount equal to the Spread at the time of such consummation.

            (f) Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Company by an officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Optionee, which agreement will describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions as the Board may approve, except that in no event will such agreement include any provision prohibited by the express terms of this Plan. This agreement shall be consistent with the Form of Appreciation Right Grant adopted by the Board for the purpose of granting Appreciation Rights.

         6. RESTRICTED SHARES. The Board may also authorize the issuance or transfer of Restricted Shares to Participants in accordance with the following provisions. Each such grant will be in accordance with the following provisions:

            (a) Each such issuance or transfer will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend, and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer provided below.

            (b) Each such issuance or transfer may be made without additional consideration.

            (c) Each such issuance or transfer will provide that the Restricted Shares covered thereby will be subject, except (if the Board so determines) in the event of a Change in Control or other event specified in the agreement referred to in Section 6(e), for a period to be determined by the Board at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code.

            (d) Each such issuance or transfer will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the agreement referred to in Section 6(e), (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

            (e) Each issuance or transfer of Restricted Shares will be evidenced by an agreement executed on behalf of the Company by any officer, director, or, if authorized by the Board, employee of the Company and delivered to and accepted by the Participant and containing such terms and provisions as the Board may approve except that in no event will any such agreement include any provision prohibited by the express terms of the Plan. The agreement shall be consistent with the Form of Restricted Share Grant adopted by the Board for the purpose of issuing Restricted Shares. All certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering determination by the Board that an event causing the forfeiture of the restricted Shares has occurred.

         7. TRANSFERABILITY.

            (a) No Option Right or Appreciation Right granted, issued, or transferred under this Plan will be transferable by a Participant other than by will or the laws of descent and distribution except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the Optionee is treated as the owner for federal income tax purposes. Option rights and Appreciation Rights will be exercisable during the Optionee's life only by him or by his guardian or legal representative. The Board may impose additional restrictions on transfer as well.

            (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

         8. ADJUSTMENTS. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights or Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, further, however, that any adjustment which by reason of this Section 8 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in this Section 8.

         9. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions and for the settlement of fractions in cash.

        10. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements may include relinquishment of a portion of such benefit.

        11. ADMINISTRATION OF THE PLAN.

            (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee. Appreciation Rights and Option Rights may be granted only by the Compensation Committee.

            (b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, notification, or document evidencing the grant of Option Rights, Appreciation Rights or Restricted Shares, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, notification, of document will be final and conclusive. Without limiting the generality or effect of any provision of the Certificate of Incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

            (c) The provisions of Sections 4, 5 and 6 will be interpreted as authorizing the Board, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Board.

            (d) The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Board or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

        12. AMENDMENTS, ETC.

            (a) This plan may be amended from time to time by the Board, but without further approval by a majority of the stockholders of the Company present in person or by proxy at a meeting of the Company's stockholders and entitled to vote generally in the election of directors, or as may be otherwise required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares or Restricted Shares pursuant to Section 3 (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act. The Board may amend the Plan to set maximum limits on the number of shares with respect to which Appreciation Rights and Option Rights may be granted during a specified period to any employee.

            (b) The Board may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder (which may or may not cover the same number of Common Shares which had been the subject of the prior award) in such manner, at such option price, and subject to such other terms conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other award not been granted.

            (c) In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7(b), the Board may take such action as it deems equitable in the circumstances or in the best interests of the Company including without limitation waiving or modifying any other limitation or requirement under any such award.

            (d) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

            (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right, but will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

            (f) This Plan will be governed by and constructed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

            (g) The Plan shall be effective upon adoption by the Board of Directors, but the Plan shall be void unless it is approved by the Company's stockholders within twelve (12) months after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, Option Rights, Appreciation Rights and Restricted Shares may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending ten (10) years after the earlier of such adoption or the approval of the Plan by the stockholders.